Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Antelope Enterprise Holdings Ltd. and its subsidiaries (collectively, the “Company”) dated March 28, 2024 of our report dated May 1, 2023 included in its Annual Report on Form 20-F filed with the SEC on May 1 2023, and as amended on February 2, 2024 relating to the consolidated statements of financial position of the Company as of December 31, 2022 and 2021, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2022.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

March 28, 2024